Annual Shareholders Meeting

Legal Disclaimer Forward Looking Statements This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the Company’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements. Non -GAAP Financial Statements This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition . They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the first quarter earnings release which can be found at www.bhbt.com. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items include securities gains/losses, acquisition costs, restructuring costs, and systems conversion costs. Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. 2

Markets | Culture |Team

A True Community Bank Bar Harbor Bank & Trust is the only community Bank headquartered in Northern New England with branches in Maine, New Hampshire and Vermont. The Bank is a true community bank providing exceptional commercial, retail and wealth management banking services through a network of 47 full-service branches. Our business model is balancing earnings with growth by focusing on: • The scale, products and expertise to compete with larger competitors, while maintaining the service and culture of a True Community Bank • Employee and customer experience is the foundation of superior performance, which leads to significant financial benefit to shareholders • Strong commitment to risk management • Service and sales driven culture with a focus on core business growth • Investment in processes, products, technology, training, leadership and infrastructure • Expansion of the Company’s brand and business to deepen market presence • Opportunity and growth for existing employees while adding catalyst recruits across all levels of the Company 4

Our Markets The Bank serves affluent and growing markets in Maine, New Hampshire and Vermont. Within our markets, tourism, agriculture, and fishing remain strong and continue to drive economic activity. These core markets have also maintained their strength through diversification into various services industries. 14 full-service branches in 20 full-service branches and two 13 full service-branches and downeast, midcoast and stand-alone drive-up windows in one stand-alone drive-up central Maine. New Hampshire. window in Vermont. Primary market areas: Distinct markets: Nashua- regional commercial, Primary market areas: Hancock, Knox, Washington, entertainment and dining Central Vermont within the Kennebec and Sagadahoc destination. counties of Rutland, counties. Windsor and Orange. West-central, including Lebanon and Hanover, home to Dartmouth- Hitchcock Medical Center and Dartmouth College, respectively. 5

An Expanded Team Curtis C. Simard Josephine Iannelli Richard B. Maltz President Executive Vice President Executive Vice President Chief Executive Officer Chief Financial Officer Chief Operating Officer & and Treasurer Chief Risk Officer John M. Mercier Gregory W. Dalton John W. Land Executive Vice President Executive Vice President, Executive Vice President Commercial Banking & Business Banking Human Resources Treasury Services Marion Colombo Joseph M. Pratt Marsha C. Sawyer Executive Vice President, President, Bar Harbor Executive Vice President Retail Delivery Trust Services / Investor Relations Charter Trust Company 6

Delivering On Our Strategy

2017 Achievements Bar Harbor Bankshares delivered on our strategies and expectations in 2017. We demonstrated an ability to not only technically succeed, but we did so with incredible efficiency. Our efforts have resulted in a stronger company with improved leadership and risk management. • Closing and integration of Lake Sunapee Bank Group (“LSBG”) in January 2017 • Successful conversion of core operating system • Affirmation of the culture and clarified expectations as a larger True Community Bank • Continued disciplined expense management • Expanded product portfolio while continuing our community bank culture • Pristine credit quality driving safe and steady growth • Executed and expanded market share across entire footprint • Provided charitable donations to over 600 community organizations with a focus on education and workforce development initiatives 8

2017 Performance Bar Harbor Bankshares produced record revenue and earnings in 2017 due to business expansion and increased operational efficiencies. The Company’s results included almost a full year benefit from the operations of LSBG which closed in early January 2017. • Total assets of $3.6 billion • 13.1% Organic loan growth • 14.4% Organic deposit growth • Net income in 2017 was $26.0 million, or $1.70 per share • 0.93% Core ROA • 9.15% Core ROE • 55% Efficiency Ratio • $1.8B Wealth management assets under administration See appendix for GAAP reconciliation 9

First Quarter 2018 - Highlights & Initiatives A strong start to 2018 as BHB achieved its revenue and net income expectations in the first quarter. We continue to execute on the commitments made over a year ago in relation to our transformative acquisition. Our focus is on profitable growth through various revenue streams coupled with disciplined expense management. • 8% YOY increase in core total revenue • 21% YOY increase in core EPS • 11% Commercial and industrial loan growth (annualized) • 0.93% Core ROA • 9.31% Core ROE • Increased TBV/Share $0.39 or 10%* • Rolled out expanded Treasury Management Services • Added to experienced executive management team * Annualized, excluding security adjustments See appendix for GAAP reconciliation 10

Profitability Core Earnings Per Share $0.75 $0.57 $0.58 $0.52 We strive to be one $0.50 $0.43 $0.41 $0.38 $0.39 $0.34 of the most profitable banks $0.25 in New England $0.00 2016Q1 2017Q1 2016Q2 2017Q2 2016Q3 2017Q3 2016Q4 2017Q4 Core ROAE 11.00% 2017Q1: $0.43 2018Q1: $0.52 9.90% 9.97% 9.32% 9.31% 9.00% More than a 7.88% 20% EPS 7.00% increase 5.00% 2017Q1 2017Q2 2017Q3 2017Q4 2018Q1 See appendix for GAAP reconciliation 11

Loans and Deposits Loan Composition as of 3/31/18 Tax Exempt & Other Consumer 3% A focus on the core business: 5% C&I Residential loans and core deposits, 12% 46% which translates into core earnings Deposit Composition as of 3/31/18 Demand 15% CRE 34% Time Deposits 38% NOW 19% • Net loans of $2.5 billion • 11% C&I loans growth (annualized) • Total deposits of $2.3 billion Money Market • Opened 3,200 new deposit accounts Savings 13% 15% 12

Asset Quality NPAs / Assets 4.00% 3.50% 3.00% Continued commitment 2.50% to an exceptional 2.00% 1.50% risk management culture 1.00% 0.59% 0.41% 0.50% 0.19% 0.15% 0.20% 0.00% 2017Q1 2017Q2 2017Q3 2017Q4 2018Q1 NCOs / Avg. Loans 0.50% Pristine asset quality remains the 0.40% bedrock of responsibly growing 0.30% the balance sheet 0.20% 0.10% 0.06% 0.07% 0.03% 0.04% 0.01% 0.00% 2017Q1 2017Q2 2017Q3 2017Q4 2018Q1 Source: Company filings 13

Well Capitalized Institution 16.0% 13.9% 14.0% 13.6% 12.1% 12.3% 12.0% 11.4% 11.1% 10.0% 8.2% 8.0% 8.0% 6.0% 4.0% 2.0% 0.0% 03/17 Q 03/18 Q Tier 1 Leverage Ratio Common Equity Tier 1 Tier 1 Risk Based Capital Source: Company filings 14

Value For Our Shareholders Strong Dividend Returns $0.20 $0.19 $0.18 $0.16 Always an eye on building $0.14 $0.14 shareholder value $0.13 Mar-12 Mar-13 Mar-14 Mar-15 Mar-16 Mar-17 Mar-18 Appreciating Tangible Book Value • Dividend yield of 2.89%* 15.78 • 4.7% YOY TBV/Share accretion TBV/Share • +37% Dividend payout ratio* 15.07 2018Q1 TBV/Share 2017Q1 * Based on March 29, 2018 stock price of $27.72 and $0.20 cent per share pay out 15

Community Involvement Bar Harbor Bank & Trust’s charitable mission is to improve the economic prosperity and health of our communities through our commitment to impactful philanthropy and volunteer service engagement. Our employees volunteered substantial hours of their time on community projects and served on nonprofit boards. • Volunteer community service hours: 6,712 • Number of employees who volunteered their time to local charitable organizations: 300+ • BHBT provides paid time absence to volunteer within our footprint • Dollars raised by employees for community causes: $28,866 • Charitable donations by BHBT: $702,184 • Number of organizations supported: 600+ 16

Positioned for Success

2018 Outlook and Priorities 2018 is about continuing to improve performance metrics while fine-tuning the way we operate and conduct our business to realize our greatest potential as a True Community Bank. • Hold firm to our model of balancing growth with earnings • Seek catalyst recruits as needed throughout the Company with the same vigor that we demonstrated with our senior management • Brand unification: all Retail and Commercial business lines operating under the Bar Harbor Bank and Trust name • Combine Bar Harbor Trust Services and Charter Trust operating platforms • Improve product delivery and advance our market share in our expanded footprint • Grow fee income as a percentage of total revenue • Maintain focus on credit quality and risk management We are committed to our model and believe that we have only begun to realize the potential a united company like ours can achieve. See appendix for GAAP reconciliation 18

Appendix

Non-GAAP to GAAP Reconciliations

BAR HARBOR BANKSHARES

Dollar values in thousands, except per share amounts or otherwise noted		2017Q1	2017Q2	2017Q3	2017Q4	2018Q1
Net income		$4,211	$6,556	$8,617	$6,609	$7,812
Adj: Security Gains		-	-	(19)	-	-
Adj: Loss on sale of fixed assets, net		95	-	(1)	-	-
Adj: Acquisition expenses		3,112	2,459	346	(2,615)	335
Adj: Income taxes (37.57% in 2017, 24.15% in 2018)		(1,205)	(924)	(122)	982	(81)
Adj: Tax reform charge		-	-	-	3,988	-
Total Core Income	(A)	**$6,213**	**$8,091**	**$8,821**	**$8,964**	**$8,066**
Net-interest income	(B)	$21,372	$23,809	$23,478	$23,496	$23,158
Plus: Non-interest income		5,946	6,558	6,960	6,518	6,238
Total Revenue		27,318	30,367	30,438	30,014	29,396
Adj: Net security gains		-	-	(19)	-	-
Total Core Revenue	(C)	**$27,318**	**$30,367**	**$30,419**	**$30,014**	**$29,396**
Total non-interest expense		$20,831	$20,046	$17,586	$14,263	$18,852
Less: Loss on sale of fixed assets, net		(95)	-	(1)	-	-
Less: Acquisition expenses		(3,112)	(2,459)	(346)	2,615	(335)
Core Non-Interest Expense	(D)	**$17,624**	**$17,587**	**$17,239**	**$16,878**	**$18,517**
Averages						
Total average earning assets	(E)	$3,093	$3,139	$3,157	$3,187	$3,233
Total average assets	(F)	3,340	3,434	3,453	3,493	3,512
Total average shareholders equity	(G)	315	347	354	357	351
Performance ratios						
GAAP return on assets		0.50%	0.76%	0.99%	0.75%	0.90%
Core return on assets	(A/F)	0.74%	0.94%	1.01%	1.02%	0.93%
GAAP return on equity		5.34%	7.55%	9.67%	7.35%	9.01%
Core return on equity	(A/G)	7.88%	9.32%	9.90%	9.97%	9.31%
Efficiency ratio	(D-N-P)/(C+M)	61.21%	54.57%	53.53%	53.02%	60.44%
Net interest margin	(B+O)/E	3.11%	3.16%	3.06%	3.04%	2.97%
Supplementary data						
Taxable equivalent adjustment for efficiency ratio	(M)	$977	$1,185	$1,107	$1,122	$645
Franchise taxes included in non-interest expense	(N)	126	158	154	161	152
Tax equivalent adjustment for net interest margin	(O)	754	936	878	897	503
Intangible amortization	(P)	180	211	212	209	207

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